                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                 ACT OF 1934
                               (AMENDMENT NO.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

   [_] Preliminary Proxy Statement

   [X] Definitive Proxy Statement

   [_] Definitive Additional Materials

   [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               LUKENS INC.
                (Name of Registrant as Specified In Its Charter)

                               LUKENS INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

   [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

   [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
       6(i)(3).

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

       (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF LUKENS INC. APPEARS HERE]
- --------------------------------------------------------------------------------
NOTICE OF
ANNUAL
MEETING                  March 28, 1994
AND PROXY
STATEMENT                TO OUR STOCKHOLDERS:

                         It is a pleasure for me to invite you to our Annual Meeting of Stockholders, which will be held on Wednesday, April 27, 1994, starting at 1:30 P.M. in the Company's Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania.

                         The following pages of this Notice of Annual Meeting and Proxy Statement describe the matters which will be discussed and acted upon at the meeting. In addition, a current report on the Company's business and activities will be presented.

                         I hope you will attend; however, whether or not you do plan to attend, it is important that your shares, regardless of the number, be represented. Accordingly, I urge you to complete, sign, date and return your Proxy in the envelope enclosed for your convenience.

                         Sincerely yours,

                         [SIGNATURE OF R. W. VAN SANT APPEARS HERE]

                         R. W. Van Sant
                         Chairman, President and
                         Chief Executive Officer

NOTICE OF ANNUAL MEETING

                                                                  March 28, 1994

TO THE STOCKHOLDERS OF LUKENS INC.:

 This is to notify you that the Annual Meeting of Stockholders of Lukens Inc. will be held at 1:30 P.M. on Wednesday, April 27, 1994, in the Company's Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania, for the following purposes:

  1. To elect four persons to the Board of Directors of the Company; and

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

 The record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof was March 4, 1994, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

 WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                             By Order of the Board of
                                             Directors

                                             [SIGNATURE OF WILLIAM D. SPRAGUE
                                              APPEARS HERE]

                                             William D. Sprague
                                             Vice President, General Counsel
                                             and Secretary

PROXY STATEMENT

                                                                  March 28, 1994

LUKENS INC.
50 South First Avenue
Coatesville, Pennsylvania 19320

 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lukens Inc. (the "Company") of Proxies for the Annual Meeting of Stockholders to be held April 27, 1994, or any adjournment thereof. Copies of this Proxy Statement, the accompanying Proxy and the Company's Annual Report for 1993 are being mailed to the stockholders on or about March 28, 1994.

 Subject to the conditions set forth in the Notice of Annual Meeting accompanying this Proxy Statement, the shares represented by each executed Proxy will be voted in accordance with the instructions given. If no instruction is made on an executed Proxy, the Proxy will be voted FOR all four of the nominees to the Board. Any stockholder giving a Proxy has the power to revoke it at any time before its exercise by attending the meeting and voting in person, by giving notice of revocation to the Secretary of the Company or by filing a later dated Proxy.

 The holders of common stock and preferred stock of record at the close of business on March 4, 1994 (the "Record Date") will be entitled to vote on all matters to be voted upon at the Annual Meeting or any adjournment thereof. The Proxy will also serve as voting instructions to the trustees under the Lukens Inc. Employees Capital Accumulation Plan, the Lukens Inc. Capital Accumulation Plan for Hourly Employees (USW, AFL-CIO, Coatesville, PA), the Washington Steel Corporation Employees Capital Accumulation Plan (Washington, PA) and the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon,
OH) with respect to shares of common and/or preferred stock registered in a participant's name on the Record Date and to American Stock Transfer & Trust Company as the administrator under the Company's Dividend Reinvestment Plan with respect to shares of common stock held therein on the Record Date.

 Generally, each share of common stock is entitled to one vote per matter and each share of preferred stock is entitled to three votes per matter, with holders of common stock and holders of preferred stock generally voting together as a single class. However, record holders are permitted to vote cumulatively with respect to the election of Directors. In that case such holders have the right to multiply the number of shares which they are entitled to vote by the number of Directors to be elected and to cast the resulting number of votes all for one candidate or to distribute them among any two or more candidates. In addition, the Lukens Inc. Employees Capital Accumulation Plan provides that unallocated shares of preferred stock, as well as shares of preferred stock that have not been voted, will be voted by the trustee in the same proportion as the shares of preferred stock for which signed Proxies are returned by the participants. Shares of common stock held in the Lukens Inc. Employees Capital Accumulation Plan, the Washington Steel Corporation Employees Capital Accumulation Plans and the Dividend Reinvestment Plan for which signed Proxies are not returned will not be voted. Shares of common stock held in the Lukens Inc. Capital Accumulation Plan for Hourly Employees (USW, AFL-CIO, Coatesville, PA) that have not been voted will, if directed by the Employee Benefits Finance Committee of the Company, be voted by the trustee in the same proportion as the shares held therein for which signed Proxies are returned by the participants. Shares held in the Capital Accumulation Plans are subject to confidential voting procedures.

 The Company had approximately 14,536,712 shares of common stock and approximately 539,695 shares of preferred stock issued and outstanding on the Record Date. The presence at the meeting in person or by proxy of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum at the meeting. Abstentions will be counted for the purpose of establishing a quorum but will not be voted. Broker non-votes will not be counted for the purpose of establishing a quorum and will not be voted. Stockholders entitled to vote may do so in person or by proxy. The Company may require that any votes cast in person be cast by written ballot.

                             ELECTION OF DIRECTORS

 The Company's Board of Directors is divided into three classes. Directors in each class are elected to serve for a term of three years. The terms are staggered so that only approximately one-third of the Board stands for election each year. At the 1994 Annual Meeting of Stockholders, four persons will be elected to the Board to serve until the 1997 Annual Meeting or until their successors are elected and qualified. The four nominees who receive the most votes at the Annual Meeting will be elected to the Board. Frederick R. Dusto, a Director whose term expires in 1994, is not standing for reelection at the Annual Meeting. Pursuant to Company policy Robert L. Seaman will retire in March 1995. Management of the Company believes that the other Directors listed below will serve in their positions for the remainder of their terms.

 The Company's Board of Directors has nominated T. Kevin Dunnigan, Ronald M. Gross, W. Paul Tippett and R. W. Van Sant for terms expiring at the 1997 Annual Meeting of Stockholders. The persons named in the accompanying Proxy intend to vote for the election of such nominees unless authority to vote for one or more of such persons is specifically withheld in the Proxy. All of the nominees except Mr. Dunnigan are currently

Directors of the Company. As far as is presently known, all of the nominees are willing and able to serve as Directors. If any of them withdraws or otherwise becomes unavailable for any reason, the persons named in the Proxy will use their best judgment in selecting and voting for substitute nominees unless the Board of Directors reduces the number of Directors constituting the entire Board.

NOMINEES FOR TERMS EXPIRING IN 1997

T. Kevin Dunnigan        Mr. Dunnigan, 56, has been the Chief Executive Officer
                         of Thomas & Betts Corporation, a manufacturer of electrical equipment, since 1985. He has also been the Chairman of that corporation since 1992 and has been a member of its board of directors since 1975.

Ronald M. Gross          Mr. Gross, 60, has been President and a director since
                         1978, Chief Executive Officer since 1981 and Chairman of the Board since 1983 of Rayonier Inc., a forest products company, formerly known as ITT Rayonier Inc.
                         He also served as Chief Operating Officer of that corporation from 1978 to 1981. Mr. Gross was elected to the Board of Directors of the Company in July 1991 and is a member of the Finance Committee, the Executive Development & Compensation Committee, and the Executive Committee. He is also a director of Rayonier Forest Resources Company.

W. Paul Tippett          Mr. Tippett, 61, has been a Director of the Company
                         since 1989. He was the President of Springs
                         Industries, Inc., a manufacturer of finished fabrics, home furnishings and industrial fabrics from 1985 through 1989. Prior to that time Mr. Tippett was Chairman and Chief Executive Officer of American
                         Motors Corporation. Mr. Tippett is a member of the Committee on the Board, the Audit Committee and the Executive Development & Compensation Committee. He is also a director of Stride Rite Corporation and Just
                         Cynthia, Inc.

R. W. Van Sant           Mr. Van Sant, 55, has been Chairman of the Board,
                         President and Chief Executive Officer of the Company since December 1991. He held the offices of President and Chief Operating Officer from October 1991 to
                         December 1991. Mr. Van Sant served as President and
                         Chief Executive Officer of Blount, Inc., a company engaged in construction and manufacturing operations, from December 1990 to October 1991. He held the offices of President and Chief Operating
                         Officer of Blount from 1987 to December 1990. From
                         1983 until 1987, he was President and Chief Operating
                         Officer of Cessna Aircraft Company, an aircraft manufacturer. Mr. Van Sant has been a Director of the Company since 1988, is Chairman of the Executive
                         Committee and is a member of both the Committee on the Board and the Finance Committee. He is also a director of Amcast Industrial Corporation.

DIRECTORS WITH TERMS EXPIRING IN 1996

Michael O. Alexander     Mr. Alexander, 53, has been the President of The
                         International Forum Inc. since June 1993 and the
                         Director of the International Forum at the Wharton
                         School, University of Pennsylvania, since 1988. He also served as a director and a member of the Executive Committee of Gordon Capital Corporation, an investment banking firm, from 1985 to 1989. Mr.
                         Alexander was elected to the Board of Directors of the Company in January 1993 and is a member of the Finance
                         Committee.

Nancy Huston Hansen      Mrs. Hansen, 58, has been the Vice President of
                         Evangelical Affairs for The Huston Foundation since
                         1984 and the Chief Executive Officer of Hansen
                         Development Corporation, a company engaged in construction and land development, since 1988. She became a Director of the Company in 1985. Mrs. Hansen is a member of the Audit Committee and the Executive
                         Development & Compensation Committee. She is also a director of The Huston Foundation and Hansen
                         Development Corporation.

Harry C. Stonecipher     Mr. Stonecipher, 57, has been Chief Executive Officer
                         since 1989 and a director since 1987 of Sundstrand
                         Corporation, an aerospace and industrial equipment manufacturer. Between 1987 and 1989, he was also the President and Chief Operating Officer of that corporation. Mr. Stonecipher was elected to the Board of Directors of the Company in July 1991 and is a member of the Committee on the Board, the Executive
                         Committee and the Executive Development & Compensation

                         Committee. He is also a director of Precision Castparts Corporation, Cincinnati Milacron Inc. and Sentry Insurance--A Mutual Company.

Joab L. Thomas           Mr. Thomas, 61, has been the president of The
                         Pennsylvania State University since 1990. He was a
                         Professor of Biology at The University of Alabama from
                         1988 to 1990. Prior to that he served as president of The University of Alabama and chancellor of North
                         Carolina State University. Mr. Thomas was elected to the Board of Directors of the Company in September
                         1992 and is a member of the Audit Committee. He is also a director of Blount, Inc., First Alabama Bank in Tuscaloosa, Alabama and Mellon Bank Corporation.

DIRECTORS WITH TERMS EXPIRING IN 1995

William H. Nelson, III   Mr. Nelson, 65, was Executive Vice President and
                         President of the Natural Resources Division of Scott
                         Paper Company, primarily a manufacturer of pulp, paper and forest-related products, from 1985 to 1989. He has been a Director of the Company since 1972. He is Chairman of the Audit Committee and a member of the Executive Committee and the Finance Committee.

Stuart J. Northrop       Mr. Northrop, 68, has been Vice Chairman of Huffy
                         Corporation, a manufacturer of bicycles and other leisure products, since 1986. He has been a Director of the Company since 1982. He is Chairman of the Executive Development & Compensation Committee and is a member of the Committee on the Board. Mr. Northrop is also a director of Union Corporation, Power Spectra
                         Inc., Wolverine World Wide, Inc., Huffy Corporation and Elbit Systems of America.

Robert L. Seaman         Mr. Seaman, 70, was Vice President-Strategic Planning
                         of Raytheon Company, a diversified multi-national corporation, for more than five years prior to 1989 and has been an independent consultant since 1989. He has served as a Director of the Company since 1981. He is Chairman of the Committee on the Board and a member of the Audit Committee and the Executive Committee.

DIRECTOR WITH TERM EXPIRING IN 1994

Frederick R. Dusto       Mr. Dusto, 65, was President of Harvey Hubbell, Inc.,
                         a manufacturer of electrical products, from 1980 to 1988 and was that corporation's Chief Executive
                         Officer from 1983 to 1988. He has been a Director of the Company since 1983. He is Chairman of the Finance
                         Committee and a member of the Audit Committee.

 During the Company's 1993 fiscal year the Board of Directors held nine meetings. All members of the Board of Directors attended more than 75% of the meetings of the Board and of the Committees of which such Directors were members during the time period in which they served.

                                   MANAGEMENT

 The following table sets forth as of March 15, 1994, the approximate number of shares of common stock and preferred stock of the Company (rounded to the nearest share) beneficially owned by each Director, by each Director nominee, by each Executive Officer named in the Summary Compensation Table on page 9 and by all Directors and Executive Officers of the Company as a group.

                            SHARES BENEFICIALLY                PERCENT
                                   OWNED                     OF CLASS(1)
                            -----------------------------------------------------
NAME                         COMMON        PREFERRED     COMMON       PREFERRED
- ----                        ----------     ---------  ------------   ------------
R. W. Van Sant                  60,841(2)     191     less than 1%   less than 1%
Michael O. Alexander             1,200(3)     -0-     less than 1%           none
T. Kevin Dunnigan                  400        -0-     less than 1%           none
Frederick R. Dusto               3,775(4)     -0-     less than 1%           none
Ronald M. Gross                  3,000(3)     -0-     less than 1%           none
Nancy Huston Hansen            478,986(5)     -0-             3.3%           none
Robert E. Heaton                   300        -0-     less than 1%           none
T. Grant John                    2,741(6)     -0-     less than 1%           none
William H. Nelson, III           2,800(3)     -0-     less than 1%           none
Stuart J. Northrop               1,975(3)     -0-     less than 1%           none
James J. Norton                    -0-        -0-             none           none
Dennis M. Oates                 39,352(7)     532     less than 1%   less than 1%
Robert Schaal                   33,391(8)     679     less than 1%   less than 1%
Robert L. Seaman                 1,521(3)     -0-     less than 1%           none
Harry C. Stonecipher             9,000(3)     -0-     less than 1%           none
Joab L. Thomas                   1,600(9)     -0-     less than 1%           none
W. Paul Tippett                  2,500(3)     -0-     less than 1%           none
All Directors and Execu-
  tive Officers as a Group
  (19 Persons)                 683,501(10)  2,497             4.7%   less than 1%

- ----------
(1) Rounded to the nearest one-tenth of one percent and based on (i) 14,697,915 shares of common stock, which on March 15, 1994, was the sum of the approximate number of shares outstanding and the number of shares subject to options exercisable by such person(s) on or before May 14, 1994, and
    (ii) 538,998 shares of preferred stock, which on March 15, 1994, was the approximate number of shares outstanding.

(2) Includes options to purchase 60,000 shares of common stock that are currently exercisable.

(3) Includes options to purchase 1,000 shares of common stock that will become exercisable on May 1, 1994.

(4) Includes 2,775 shares held jointly with his wife and options to purchase 1,000 shares of common stock that will become exercisable on May 1, 1994.

(5) Nancy Huston Hansen has sole voting and investment power with respect to 49,845 shares and options to purchase 1,000 shares that will become exercisable on May 1, 1994. She has shared voting and investment power with respect to 5,100 shares owned jointly with her husband, 414,600 shares owned by The Huston Foundation, 152 shares held in a trust of which she is the trustee for the benefit of her grandson and 4,500 shares held in a trust of which she is a trustee for the benefit of one of her children. Also included are 3,189 shares beneficially owned by her husband and options to purchase 600 shares of common stock that are held by her husband and are currently exercisable, as to all of which shares she disclaims beneficial ownership.

(6) Includes 41 shares held in a retirement plan for the benefit of his wife and options to purchase 2,700 shares of common stock that are currently exercisable.

(7) Includes options to purchase 30,850 shares of common stock that are currently exercisable.

(8) Includes options to purchase 13,350 shares of common stock that are currently exercisable.

(9) Includes 600 shares held jointly with his wife and options to purchase 1,000 shares of common stock that will become exercisable on May 1, 1994.

(10)Includes options to purchase 151,700 shares of common stock that are currently exercisable or will become exercisable on May 1, 1994, and 4,089 shares as to which the Director or Executive Officer disclaims beneficial ownership.

COMMITTEES OF THE BOARD

 Among the standing committees of the Board of Directors are the Audit Committee, the Executive Development & Compensation Committee and the Committee on the Board.

 The Audit Committee is appointed by the Board and consists of six members, none of whom are members of the Company's management. It is responsible for overseeing the

Company's internal accounting and auditing methods and procedures and recommends to the Board a firm of independent public accountants for appointment by the Board. The Audit Committee meets periodically with the auditors to review their findings and recommendations. During the Company's 1993 fiscal year this Committee held three meetings.

 The Executive Development & Compensation Committee is appointed by the Board and consists of five members. This Committee is responsible for the administration of the Company's Target Incentive Compensation Plan, 1985 Stock Option and Appreciation Plan and the supplemental retirement plans; makes recommendations to the Board concerning such other executive compensation arrangements and plans as it deems appropriate; reviews the Company's policies and plans for the development and succession of executive personnel; and performs such other duties as the Board may assign. During the Company's 1993 fiscal year the Executive Development & Compensation Committee held seven meetings.

 The Committee on the Board is appointed by the Board and consists of five members. This Committee is empowered to consult with the Chief Executive Officer on candidates for nomination to the Board; to recommend to the Board policies and guidelines for qualification for service as a Director and for Director compensation; and to monitor performance by individual Directors. This Committee will consider nominees for Director recommended by stockholders provided such recommendations are made in writing addressed to the Secretary of the Company prior to the first of December so that the Committee may review all recommendations in advance of the January meeting of the Board at which time the nominees for election at the next Annual Meeting are customarily considered. During the Company's 1993 fiscal year the Committee on the Board held six meetings.

 To be eligible for election to the Board of Directors, persons nominated other than by the Committee on the Board must be nominated in accordance with certain procedures set forth in the By-laws, which require that the Secretary of the Company receive timely notice of such proposed nomination. Such notice must be received by the Secretary not less than 50 days nor more than 75 days prior to the meeting at which the Directors are to be elected (or, if fewer than 65 days notice or prior public disclosure of the meeting date is given or made to stockholders, no later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her age, business and residence address and principal occupation, the class and number of shares of capital stock beneficially owned and such other information as will be required to be included in a Proxy Statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as a Director.

 In addition to the foregoing, the Executive Committee and the Finance Committee are standing Committees of the Board.

SUMMARY OF EXECUTIVE COMPENSATION

 The following information for the fiscal years ended December 28, 1991, December 26, 1992 and December 25, 1993 is given as to the Chief Executive Officer, each of the four other most highly compensated Executive Officers of the Company who were serving as Executive Officers at the end of the 1993 fiscal year and whose base salary and bonus exceeded $100,000 during the 1993 fiscal year, and Robert Schaal (who was one of the four most highly compensated Executive Officers during 1993 but was not serving as an Executive Officer at the end of the fiscal year).

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                          ANNUAL COMPENSATION                        COMPENSATION
                                 -------------------------------------------     --------------------
                                                                                   AWARDS
                                                                     OTHER       ----------
                                                                     ANNUAL      SECURITIES ALL OTHER
 NAME AND                                                           COMPEN-      UNDERLYING  COMPEN-
 PRINCIPAL                                                           SATION       OPTIONS/   SATION
POSITION(S)                      YEAR     SALARY($)(1)  BONUS($)(1)  ($)(1)      SARS(#)(2)  ($)(1)
- -----------                      ----     ------------  ----------- --------     ---------- ---------
R. W. Van Sant                   1993       $536,508     $ 64,381      (3)          -0-      $18,454(4)
 Chairman,                       1992       $528,814     $264,407   $424,931        -0-      $ 2,380
 President and                   1991       $107,808(5)  $ 25,577      --         330,000      --
 Chief Executive Officer
R. M. Heaton                     1993       $270,000     $162,000      (3)          -0-      $11,700(6)
 Senior Vice                     1992(7)    $180,000     $108,000      (3)          -0-        -0-
 President                       1991          --           --         --            --        --

R. Schaal                        1993(8)    $220,728     $ 56,286   $ 40,491        5,100    $12,905(9)
 Senior Vice                     1992       $195,269     $ 88,812      (3)          8,250    $ 8,787
 President                       1991       $159,448     $ 62,493      --           8,250      --

J. N. Norton                     1993       $181,125     $108,675      (3)          -0-      $ 2,489(10)
 Vice President                  1992(7)    $120,000     $145,800      (3)          -0-      $ 2,432
                                 1991          --           --         --            --        --

D. M. Oates                      1993       $175,920     $ 50,101      (3)          4,100    $ 8,735(11)
 Senior Vice                     1992       $155,631     $ 73,128      (3)          6,000    $ 7,003
 President                       1991       $123,092     $ 46,788      --           5,250      --

T. G. John                       1993(12)   $158,021     $ 77,810   $ 72,642(13)    2,700    $ 1,431(14)
 Vice President                  1992          --           --         --            --        --
                                 1991          --           --         --            --        --

- ----------
 (1) Rounded to the nearest dollar.

 (2) Adjusted to reflect a 50% stock dividend in September 1992.

 (3) Does not exceed the lesser of $50,000 or 10% of the total of such person's annual salary and bonus.

 (4) Includes $10,377 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan, adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and $5,850 of Company-paid premiums for life insurance coverage above $50,000. Also includes $2,227 of premiums paid by the Company on another term life insurance policy which covers Mr. Van Sant and is owned by the Company. The Company is the beneficiary under this policy, but has assigned the right to proceeds equal to 2 1/2 times Mr. Van Sant's compensation to Mr. Van Sant's designee.

 (5) Includes approximately $40,500 received for services as a non-employee Director.

 (6) Represents $10,377 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan and $1,323 of Company-paid premiums for life insurance coverage above $50,000.

 (7) Mr. Heaton and Mr. Norton became employees of the Company in April 1992 and continued to be covered by employment contracts with corporations that were acquired by the Company in April 1992. Mr. Heaton's employment contract expired in October 1993 and Mr. Norton's contract will expire in September 1994. This table reflects compensation paid to them by the Company since April 1992.

 (8) Mr. Schaal ceased to be an Executive Officer in April 1993.

 (9) Represents $9,932 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan and $2,973 of Company-paid premiums for life insurance coverage above $50,000.

(10) Represents a subsidiary's contributions to the Mercury Stainless Corp. Deferred Compensation Plan, adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(11) Represents $7,916 of Company contributions to the Lukens Inc. Employees Capital Accumulation Plan and $819 of Company-paid premiums for life insurance coverage above $50,000.

(12) Mr. John became an employee of the Company in February 1993. This table reflects compensation paid to him by the Company since that date.

(13) Includes approximately $47,302 provided by the Company to Mr. John for relocation expenses and approximately $12,954 to cover Mr. John's estimated tax liability with respect thereto.

(14) Represents Company-paid premiums for life insurance coverage above
     $50,000.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

 The Company has entered into an agreement with Mr. Van Sant which provides for his employment by the Company until his 65th birthday. The agreement provides for the following compensation: a minimum base salary of $500,000 per annum, an annual bonus calculated and paid in accordance with the Lukens Inc. Target Incentive Compensation Plan at a target amount of 60% of base salary and certain employee benefits. Pursuant to the agreement and adjusted to reflect a 50% stock dividend, Mr. Van Sant was issued 330,000 options to purchase common stock of the Company at an exercise price of $23.375 per share, which, as adjusted, was 85% of the fair market value of such common stock on the date of the grant. Such options vest at a rate of 30,000 per year. In order to reimburse Mr. Van Sant for certain compensation to which he would have otherwise been entitled had he not terminated his employment with Blount, Inc., the agreement also provided Mr. Van Sant with 30,476 rights, each of which entitles him upon exercise to an amount in cash equal to the lesser of (i) $10.00 and (ii) the excess over $10.125 of the market value of a share of Class A Common Stock of Blount, Inc. The agreement further provides that if Mr. Van Sant's employment is terminated by the Company prior to his 65th birthday, other than for disability or for cause, he will be entitled to continue to receive his full salary and certain other benefits under the agreement until the earlier of the third anniversary of his termination or his 65th birthday.

 Mr. Norton continues to be employed under an employment contract with a corporation that was acquired by the Company in April 1992. Mr. Norton's employment contract was entered into as of October 1, 1988, and will continue in effect until September 30, 1994. It currently provides for an annual base salary of $181,250, an annual bonus of up to 60% of his base salary based upon achievement of certain financial objectives, the continuation of certain perquisites and participation in certain benefit programs. In the contract, Mr. Norton also agrees not to compete with his employer for nine months following his termination of employment and to provide up to 250 hours of consulting services, at the rate of $400 per hour, during such period (subject to certain exceptions described below).

 Mr. Schaal ceased to be an Executive Officer in April 1993 but is employed under an employment contract with the Company until December 31, 1994. The agreement provides for an annual salary of $220,000 and certain employee benefits.

 Messrs. Van Sant, Oates and John, as well as four other Executive Officers and one other employee, are parties to agreements pursuant to which the Company agreed to pay such persons a lump sum generally equal to (i) such person's annual base salary rate in effect in the year of a change in control plus the average Lukens Inc. Target Incentive Compensation Plan award over the preceding three years multiplied by (ii) three, in the event of a change in control of the Company and the termination of any such person's employment at any time during the two year period thereafter. The Company also generally agreed to provide three years additional pension and welfare benefits and to "cash-out" such person's outstanding options. The total pension benefits and the option "cash-out" will be payable in lump sums. These agreements provide for the payment of an amount necessary to pay any excise tax, and any taxes thereon, due on the payments. The purpose of the agreements is to assure the continued dedication of such persons to their duties and their unbiased counsel in the event of an unsolicited tender offer.

 In general, a "change in control" would be deemed to have occurred if (i) during a period of two consecutive years, the individuals who constituted the Board of Directors at the beginning of such period cease to constitute a majority of the Board, (ii) any person or group acquires 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the Company is acquired by merger or consolidation or (iv) the Company is liquidated or substantially all of its assets are sold.

 The employment contract with Mr. Norton provides for a cash payment to be made if his employment is terminated by his employer (other than as a result of a conviction of a crime involving dishonesty or moral turpitude) or if there is a constructive termination of employment (as defined in the contract). In such event Mr. Norton will be entitled to an amount equal to the excess, if any, of
(i) the sum of two times his base salary, two times his bonus for the prior fiscal year and an amount equal to the cost of providing certain specified perquisites and benefits, including key man life insurance, for two years over
(ii) $350,000. In addition, if Mr. Norton's employment is so terminated, he will be entitled to receive a cash payment of $250,000 in consideration of his covenant not to compete and an additional lump-sum payment of $100,000 in full satisfaction of his agreement to provide consulting services. The payments to be made to Mr. Norton may be reduced under certain circumstances if the specified amounts would constitute "parachute payments" under applicable provisions of the Internal Revenue Code of 1986, as amended.

DIRECTOR COMPENSATION

 Effective May 1993, an annual retainer of $24,000 is paid to Directors who are not employees of the Company and an attendance fee of $900 is paid to such Directors for each day or part of a day they attend a regular or special meeting of the Board. A fee is also payable to such Directors for attendance at Board Committee meetings. The fee is $800 for all Committees, except that members of the Executive Committee are paid an attendance fee of $900. Attendance fees are paid for Committee meetings on Board meeting days except for Committee meetings of an administrative nature. An annual retainer of $2,500 per Committee is also paid to Directors who serve as Committee Chairmen. Directors who serve a partial year are paid a pro rata share of the annual retainer based upon the number of months served. Prior to May 1993, these fees were as follows:

(i) the annual retainer was $23,000, (ii) the attendance fees for meetings of the Board and Executive Committee were $750 and (iii) the attendance fees for other Committee meetings were $500.

 Any Director of the Company who is separately compensated for Board services may elect to defer compensation for distribution at a later date. Deferred amounts will accrue interest at a rate to be set by the Committee on the Board and may be paid in a lump sum or in annual installments over a period of 10 years.

 Each non-employee Director with five years or more of uninterrupted service on the Board will receive annual retirement payments at the time of retirement from the Board. After five years of service, a Director will receive retirement payments in an amount equal to 50% of the Director's base retainer. The percentage will increase by 10% for each full year of service thereafter to a maximum of 100% of the base retainer after 10 years (i.e., 60% after six years, 70% after seven years, etc.). These retirement payments may continue for a period equal to the lesser of the years of service on the Board or 10 years, except that all benefits will cease at the death of the Director. In the event of a change in control this Plan also provides for a lump sum payment of the present value of the total accrued benefits payable calculated as if the Director had retired on the date of the change in control.

 Pursuant to the Company's Stock Option Plan for Non-Employee Directors, each Director who is not an employee of the Company or any of its subsidiaries will receive an annual grant of options to purchase 1,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of grant. Options become exercisable one year after the date of grant and expire ten years after the date of grant, except that options will terminate three years after a person ceases to be a Director.

RETIREMENT PLANS

 The Lukens Inc. Salaried Employees Retirement Plan provides retirement benefits to certain salaried employees who retire or otherwise terminate employment after completing five or more years of service. The Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants provides supplemental retirement benefits to participating managerial level employees. Benefits under this Plan are offset by benefits payable under the Lukens Inc. Salaried Employees Retirement Plan. In addition, the Lukens Inc. Supplemental Retirement Plan for Designated Executives provides supplemental retirement benefits to participating executives. Under this Plan benefits for participating executives are calculated by crediting the executive with service in addition to the executive's actual period of service as an employee. Benefits payable under this Plan are offset by benefits payable under the Lukens Inc. Salaried Employees Retirement Plan.

 Each of the Executive Officers named in the Summary Compensation Table on page 9, other than Mr. Norton, participates in the Lukens Inc. Salaried Employees Retirement Plan. Messrs. Schaal, Oates and John also participate in the Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants. Mr. Van Sant also participates in the Lukens Inc. Supplemental Retirement Plan for Designated Executives. Benefits under these Plans are payable monthly and are based upon formulas which consider years of service and compensation (as defined in the Plans) and age at retirement.

 The following table shows the approximate annual retirement benefits that Messrs. Van Sant, Schaal, Oates and John would receive under the Plans described above based on credited years of service if they retire at normal retirement age. Lesser amounts would be payable following a termination of employment before normal retirement age.

                                    YEARS OF SERVICE
                  -----------------------------------------------------
REMUNERATION (1)  10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
- ----------------  -------- -------- -------- -------- -------- --------
    $200,000      $ 34,500 $ 51,700 $ 69,000 $ 86,200 $ 96,200 $106,200
     300,000        54,500   81,700  109,000  136,200  151,200  166,200
     400,000        74,500  111,700  149,000  186,200  206,200  226,200
     500,000        94,500  141,700  189,000  236,200  261,200  286,200
     600,000       114,500  171,700  229,000  286,200  316,200  346,200
     700,000       134,500  201,700  269,000  336,200  371,200  406,200
     800,000       154,500  231,700  309,000  386,200  426,200  466,200
     900,000       174,500  261,700  349,000  436,200  481,200  526,200
   1,000,000       194,500  291,700  389,000  486,200  536,200  586,200

- ----------
(1) The estimated benefit calculated is based on salary plus bonus, as designated in the Summary Compensation Table on page 9. Benefits payable under the Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants and the Lukens Inc. Supplemental Retirement Plan for Designated Executives are computed on a straight life annuity basis and are subject to offset by any Social Security benefits to which the participant is entitled.

 Messrs. Schaal, Oates and John have credited service of approximately 26, 20 and 1 years, respectively, in the Lukens Inc. Salaried Employees Retirement Plan and the Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants. Mr. Van Sant has credited service of approximately 2 years under the Lukens Inc. Salaried Employees Retirement Plan and 21 years under the Lukens Inc. Supplemental Retirement Plan for Designated Executives. Each Plan, with the exception of the Lukens Inc. Salaried Employees Retirement Plan, contains provisions for a present value lump sum payment payable in the event of a change in control.

 Until June 30, 1993, Mr. Heaton participated in the Washington Steel Corp. Retirement Plan for Salaried Employees, a defined benefit plan which provided retirement benefits for certain salaried employees of Washington Steel Corporation who retire or otherwise terminate employment after completing five or more years of service. Effective as of July 1, 1993, the Washington Steel Corp. Retirement Plan for Salaried Employees merged with and into the Lukens Inc. Salaried Employees Retirement Plan, and Mr. Heaton will participate in the latter plan for all periods of service beginning on and after July 1, 1993. Under both of these Plans, the maximum amount of compensation that may be taken into account for purposes of calculating benefits is $235,840 for years prior to 1994 and $150,000 (as adjusted annually by the Department of the Treasury for increases in the cost of living) for 1994 and subsequent years.

 Mr. Heaton has credited service of approximately 15 years under the Washington Steel Corp. Retirement Plan for Salaried Employees. As of December 31, 1993, Mr. Heaton's monthly retirement benefit was estimated to be $4,953. Mr. Heaton's benefit as of December 31, 1993 under such Plan will be adjusted as of the date of his retirement or other termination of employment to reflect increases in his compensation after that date. For each year (or partial year) of service after June 30, 1993 under the Lukens Inc. Salaried Employees Retirement Plan, Mr. Heaton will accrue an additional annual benefit payable at normal retirement age equal to the sum of (i) 1.2 percent of his earnings for the year (as defined in that Plan) up to the average Social Security taxable wage base plus (ii) 1.8 percent of his earnings for the year in excess of the average Social Security taxable wage base up to the compensation limit for the year, as described above.

STOCK OPTION DATA

 Under the Company's 1985 Stock Option and Appreciation Plan options to purchase common stock of the Company have been granted on an annual basis to certain officers and other key employees of the Company and its subsidiaries at the fair market value of the common stock on the date of grant. The following table contains information about options granted to each Executive Officer named in the Summary Compensation Table on page 9 during the 1993 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
- --------------------------------------------------------------------------
                NUMBER OF  % OF TOTAL
                SECURITIES  OPTIONS
                UNDERLYING GRANTED TO
                 OPTIONS   EMPLOYEES  EXERCISE OR             GRANT DATE
                GRANTED(#) IN FISCAL  BASE PRICE  EXPIRATION PRESENT VALUE
NAME             (1) (2)    YEAR (3)    ($/SH)     DATE (4)     ($) (5)
- ----            ---------- ---------- ----------- ---------- -------------
R. W. Van Sant     -0-         --         --          --          --
R. M. Heaton       -0-         --         --          --          --
R. Schaal         5,100       7.2%      $47.25    1/27/2003     $74,491
J. N. Norton       -0-         --         --          --          --
D. M. Oates       4,100       5.8%      $47.25    1/27/2003     $59,885
T. G. John        2,700       3.8%      $46.875    2/1/2003     $39,123

- ----------
(1) Includes options which qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not so qualify.

(2) Outstanding options are generally exercisable one year after the date of grant. The options granted to Messrs. Schaal and Oates became exercisable on January 27, 1994; the options granted to Mr. John became exercisable on February 1, 1994.

(3) Rounded to the nearest one-tenth of one percent.

(4) Outstanding options expire ten years after the date of grant, if not earlier due to death, disability or termination of employment. The Company has agreed to "cash-out" outstanding options of certain Executive Officers upon a "change in control." See "Employment Contracts and Change in Control Arrangements" on page 11.

(5) Based on the Black-Scholes option pricing model, using the following assumptions: (a) 7 year option term; (b) 6.6% risk-free interest rate; (c) 30% volatility; and (d) 3.3% dividend yield.

 The following table presents information about stock options exercised during the 1993 fiscal year by the Executive Officers named in the Summary Compensation Table on page 9 and the amount and value of unexercised options, distinguishing between options that are vested (i.e., exercisable now) and unvested (i.e., becoming exercisable in the future), held by such Executive Officers at fiscal year-end.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                   OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                                     YEAR-END (#)          FISCAL YEAR-END($)(2)
                SHARES ACQUIRED     VALUE      ------------------------- -------------------------
NAME            ON EXERCISE(#)  REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----            --------------- -------------- ----------- ------------- ----------- -------------
R. W. Van Sant        -0-            -0-         60,000       270,000     $645,000    $2,902,500
R. M. Heaton          -0-            -0-           -0-          -0-          -0-          -0-
R. Schaal           17,625         $484,109      20,250         5,100     $144,532        -0-
J. N. Norton          -0-            -0-           -0-          -0-          -0-          -0-
D. M. Oates          1,000         $ 26,896      26,750         4,100     $285,636        -0-
T. G. John            -0-            -0-           -0-          2,700        -0-          -0-

- ----------
(1) Rounded to the nearest dollar. Based on the difference between the closing price of the Company's common stock on the New York Stock Exchange Composite Tape on the date of exercise and the exercise price of the options.
(2) Rounded to the nearest dollar. Based on the difference between the closing price of the Company's common stock on the New York Stock Exchange Composite Tape at fiscal year-end and the exercise price of the options.

            REPORT OF EXECUTIVE DEVELOPMENT & COMPENSATION COMMITTEE

 The members of the Executive Development & Compensation Committee of the Board, none of whom are employees of the Company, hereby present to the stockholders of the Company this report concerning the compensation of the Company's officers and key employees, including the Executive Officers named in the Summary Compensation Table set forth on page 9. The role of the Committee, among other things, is to establish the broad compensation policy of the Company with respect to its officers and key employees and, on an annual basis, to determine the actual amounts of the salary and bonus components of the compensation of each such person as well as to approve the performance standards and award opportunities for the incentive programs.

COMPENSATION POLICY

 The goal of the Company's executive compensation program is to attract, motivate and retain executives of the highest caliber. In the belief that this goal is most effectively achieved by closely linking executive compensation to corporate performance and returns to stockholders, the Company has established an executive compensation plan that conditions a very substantial portion of such compensation on the Company's achievement of specified performance goals and on increases in value of the Company's common stock.

 In determining compensation for the Company's officers and key employees, the Committee relies on compensation guidelines that were established in 1992 with the assistance of an independent executive compensation consultant. These guidelines were developed by reference to a group of companies belonging to the Manufacturers' Alliance for Productivity and Innovation, Inc. ("MAPI") that were either engaged in heavy manufacturing or part of the Fortune 500 and that had revenues generally comparable to the Company's. The Committee believes that this sampling reflects the marketplace in which the Company competes for senior executives and is large enough to be meaningful.

 The guidelines provide that fixed compensation should fall at or near the 50th percentile of the comparative group, while opportunities for variable "at risk" compensation should be at or near the 70th percentile of such group. Because the Company sets its performance targets above the average return on equity for the comparative group, actual incentive compensation will be paid at or near the 70th percentile level only in years in which the Company is successful in meeting those targets.

 The Company's executive compensation program has three principal components, each described more fully below: (i) annual base salaries, (ii) short-term incentives consisting of annual bonuses awarded under the Lukens Inc. Target Incentive Compensation Plan or the Washington Steel Division Annual Bonus Plan for Elected Officers and (iii) long-term incentives consisting of the grant of stock options under the Company's 1985 Stock Option and Appreciation Plan. Awards under the short-term incentive plans are based primarily on achievement of pre-established levels of return on stockholders' equity in the case of the Lukens Inc. Target Incentive Compensation Plan or on achievement of pre-established levels of return on average capital employed in the case of the Washington Steel Division Annual Bonus Plan for Elected Officers, and thus are directly linked to Company performance. Awards under the long-term incentive plan indirectly reflect the Company's performance through changes in the market price of the Company's common stock. Both the short-term and long-term incentive plans have been designed to align the interests of the Company's officers and key employees with those of the Company's stockholders. Messrs. Heaton and Norton do not participate in the long-term incentive plan because their compensation arrangements are based on the terms of Mr. Heaton's former employment contract and Mr. Norton's employment contract, both of which were in place prior to the acquisition of Washington Steel Corporation by the Company.

 In setting compensation for Executive Officers, the Committee will, where appropriate, take into account the $1,000,000 deduction limitation under
Section 162(m) of the Internal Revenue Code.

SPECIFIC COMPONENTS OF COMPENSATION PROGRAM

 Salary. Base salaries for officers and key employees are the fixed component of their total compensation package. In general, base salaries are set and adjusted based on comparative standards and individual performance. For 1993, the Committee determined the base salary for each Executive Officer (other than Messrs. Heaton and Norton, whose base salaries were determined in accordance with their employment contracts), taking into account Mr. Van Sant's evaluation of such Executive Officers' performance and his recommendations to the Committee concerning adjustments to their base salaries.

 Bonus. Under the Lukens Inc. Target Incentive Compensation Plan, the Committee determines the annual awards for the named Executive Officers based on (i) the performance of the Company, as measured by attained levels of return on stockholders' equity for the Company and of return on assets for the business units and (ii) individual performance. The corporate performance and business unit performance factors combined comprise 80% and the individual performance factor comprises 20% of each named Executive Officers' award. The specific threshold, target and maximum levels of return on equity or of return on assets that are established each year by the Committee for corporate and business unit performance are based on, among other things, past Company performance and past industry performance. Based on responsibility undertaken, position with the Company and MAPI competitive standards, the Committee then establishes a percentage of salary to be awarded to participating Executive Officers at 100% achievement of targeted return. Such percentages range from 40% to 60% (for the Chief Executive Officer). An award pursuant to the individual performance factor is based on the Committee's assessment of whether the Executive Officer met or exceeded his individual performance expectations for the year. If the threshold goals for corporate or business unit performance, as the case may be, are not met, the Target Incentive Compensation Plan limits an Executive Officer's bonus to 100% of the individual performance factor.

 Because the threshold goal for return on equity for corporate performance was not achieved in 1993, those Executive Officers who participate in the Lukens Inc. Target Incentive Compensation Plan did not receive any bonus based on corporate performance with respect to 1993. Mr. Oates, whose award was based on business unit performance, did receive an award based on such performance with respect to 1993 because his business units achieved the applicable thresholds. Because all of the Executive Officers named in the Summary Compensation Table either met or exceeded their individual performance goals, they were awarded bonuses for 1993 based on the individual performance factor.

 Under the Washington Steel Division Annual Bonus Plan for Elected Officers formula awards are granted to the named Executive Officers who are part of the Washington Steel business unit based on attained levels of return on average capital employed for such business unit. The percentage of salary awarded to such Executive Officers under such Plan ranges from 0% to 60% of base salary depending on the level of return on average capital achieved. In 1993, the return on average capital measurement resulted in awards at the 60% level to Messrs. Heaton and Norton and to Mr. John for that portion of the year during which he participated in such Plan.

 Option Plan. Under the Company's 1985 Stock Option and Appreciation Plan, options to purchase common stock of the Company are granted on an annual basis to certain officers and other key employees of the Company and its subsidiaries, including Executive Officers, at the fair market value of such common stock on the date of grant. Because the compensation element of options is dependent on increases in the market value of such common stock, stock options represent compensation that is tied to the Company's performance for up to 10 years (the period during which such options may be exercised).

 The number of options granted in 1993 was generally determined according to a formula based on the market price of the Company's common stock, the Executive Officer's base salary and his position with the Company, without regard to the number of options already held by the grantee.

1993 COMPENSATION OF CHIEF EXECUTIVE OFFICER

 R. W. Van Sant has been Chairman, President and Chief Executive Officer of the Company since December 1991. Mr. Van Sant's initial base salary of $500,000 was established pursuant to the employment agreement discussed on page 11 based upon the scope of his responsibilities for the Company and comparative group standards. In December 1992 Mr. Van Sant's salary was increased to $535,000.

 Because the threshold goal for return on equity for the Company was not achieved in 1993, Mr. Van Sant's Target Incentive Compensation Plan award for 1993 of $64,381 was based solely on his individual performance, which the Committee determined exceeded expectations.

 Pursuant to his employment agreement, Mr. Van Sant was granted options in 1991 that vest at an adjusted rate of 30,000 for each year of his continued employment with the Company. Mr. Van Sant is eligible for additional stock option grants in accordance with the Company's 1985 Stock Option and Appreciation Plan.

                                  Executive Development & Compensation Committee

                                                     Stuart J. Northrop,Chairman
                                                     Ronald M. Gross
                                                     Nancy Huston Hansen
                                                     Harry C. Stonecipher
                                                     W. Paul Tippett

                               PERFORMANCE GRAPH

 The following graph illustrates a five year comparison at fiscal year-end from 1988 through 1993 of the yearly percentage change in the Company's cumulative total stockholder return on common stock, the S&P 500 Stock Index and the S&P Steel Index (the group of companies in the steel industry that are a part of the S&P 500 Stock Index in each year). These values assume an investment of $100 on January 1, 1989, and reinvestment of dividends. The companies included in the S&P Steel Index for fiscal years 1989 and 1990 were Armco Inc., Bethlehem Steel Corp., Inland Steel Industries, Inc., Nucor Corp. and Worthington Industries Inc. For fiscal years 1991, 1992 and 1993, USX Corp.- U.S. Steel Group was also a member of the S&P Steel Index.



                         [GRAPH APPEARS HERE]
              COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG LUKENS INC., S&P 500 STOCK INDEX AND S&P STEEL INDEX



                                             S&P 500      S&P
Measurement period               LUKENS       STOCK      STEEL
(Fiscal year covered)             INC.        Index      Index
- ---------------------           --------     --------    --------
Measurement PT -
01/01/89                        $ 100.00     $ 100.00    $ 100.00

FYE 12/31/89                    $ 147.13     $ 131.69    $  96.73
FYE 12/31/90                    $ 156.73     $ 127.60    $  81.40
FYE 12/31/91                    $ 161.08     $ 166.47    $ 100.02
FYE 12/31/92                    $ 260.41     $ 179.16    $ 130.87
FYE 12/31/93                    $ 222.33     $ 197.21    $ 172.20


                           PRINCIPAL HOLDERS OF STOCK

 The following table sets forth as of March 15, 1993, information provided to the Company by each person who is known by the Company to own beneficially more than 5% of any class of stock of the Company.

                                                  SHARES
                                     TITLE OF  BENEFICIALLY     PERCENT OF
NAME AND ADDRESS                      CLASS       OWNED           CLASS
- ----------------                     --------- ------------     ----------
State Street Bank and Trust Company
 Boston, MA                          Preferred   538,998(1)(2)    100.0%

- ----------
(1) Rounded to the nearest share.
(2) Held as trustee of the Lukens Inc. Employees Stock Ownership Trust under the Lukens Inc. Employees Capital Accumulation Plan, as to which State Street disclaims beneficial ownership. The trustee's duties include management of the trust and voting the preferred stock held in the trust. See pages 1-2. Each share of preferred stock is convertible into three shares of the Company's common stock. If all of the shares of preferred stock were converted, State Street would hold 1,616,994 shares of common stock as trustee. These shares, together with the 55,400 shares of common stock held in separate or commingled funds managed by State Street, would represent approximately 10.3% of the Company's common stock.

                             SECTION 16 COMPLIANCE

 Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company's Directors and Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the 1993 fiscal year, all Section 16(a) filing requirements applicable to its Directors, Executive Officers and 10% owners were complied with, except that Mr. John filed one late report covering one transaction.

                            INDEPENDENT ACCOUNTANTS

 During the 1993 fiscal year Arthur Andersen & Co. of Philadelphia, Pennsylvania, served as independent accountants to the Company. They have been appointed as the Company's independent accountants for the 1994 fiscal year by the Board of Directors. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to proper questions regarding the independent accountants' responsibilities.

                                 OTHER MATTERS

 Management does not know of any matters other than those referred to in this Proxy Statement that may come before the Annual Meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying Proxy will have discretionary authority to vote all Proxies with respect to such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

 If a stockholder wishes to present a proposal at the 1995 Annual Meeting, the proposal must comply with the regulations of the Securities and Exchange Commission and must be received by the Vice President, General Counsel and Secretary of the Company at 50 South First Avenue, Coatesville, Pennsylvania 19320 no later than November 28, 1994, in order for it to be included in the Proxy Statement for such meeting.

                            EXPENSE OF SOLICITATION

 The cost of soliciting Proxies will be borne by the Company. Some of the officers and employees of the Company may solicit Proxies personally and by telephone. In addition, Corporate Investor Communications Inc. will provide assistance in soliciting Proxies by mail, telephone, telegraph and personal interview at an expected cost of $4,000 plus expenses.

                                   FORM 10-K

 THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. (IF EXHIBITS ARE REQUESTED, A CHARGE OF 25 CENTS PER PAGE WILL BE MADE.) SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE COMPANY AT 50 SOUTH FIRST AVENUE, COATESVILLE, PENNSYLVANIA 19320, ATTENTION: VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY.

                                              By Order of the Board of
                                              Directors

                                              [SIGNATURE OF WILLIAM D. SPRAGUE
                                               APPEARS HERE]

                                              William D. Sprague
                                              Vice President, General Counsel
                                              and Secretary

PROXY                                                   CONFIDENTIAL VOTING CARD

                                  LUKENS INC.

  I, as the undersigned participant in one or more of the following plans:

  1. Lukens Inc. Employees Capital Accumulation Plan,
  2. Employee Stock Ownership Plan contained in the Lukens Inc. Employees Capital Accumulation Plan,
  3. Lukens Inc. Capital Accumulation Plan for Hourly Employees (USW, AFL-CIO, Coatesville, PA),
  4. Washington Steel Corporation Employees Capital Accumulation Plan (Washington, PA), and
  5. Washington Steel Corporation Employees Capital Accumulation Plan (Massillon, OH),

do hereby instruct the trustee(s) of such plan(s) to vote all shares of common stock and/or preferred stock of Lukens Inc. which are held in my account(s) in such plan(s) in the manner directed herein (with discretionary authority to cumulate on the vote for the election of Directors) at the Annual Meeting of Stockholders of Lukens Inc. to be held at the Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania, on April 27, 1994, at 1:30 P.M., EDT, or at any adjournment thereof, as indicated hereon, and in its discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. MANAGEMENT RECOMMENDS A VOTE FOR THE DIRECTORS NOMINATED.

  The shares represented hereby will be voted in accordance with the specifications made on the reverse side or, IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED.

                (PLEASE FILL IN, SIGN AND DATE ON REVERSE SIDE)

                                                                          (OVER)

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1. Election of    FOR  WITHHELD    NOMINEES: T. KEVIN
   Directors      [_]    [_]       DUNNIGAN, RONALD M.
                                   GROSS, W. PAUL TIPPETT
                                   AND R. W. VAN SANT

                                   To cumulate votes for any
                                   nominee(s), write the
For, except vote                   name(s) and the amount
withheld from the                  allocated to such
following                          person(s) in the space
nominee(s):                        provided below:

- ------------------                 --------------------------


                                               SIGNATURE(S) ___________________

                                               DATE ___________________________

                                               NOTE: PLEASE SIGN EXACTLY AS
                                               NAME APPEARS HEREON.

PROXY

                                  LUKENS INC.

  The undersigned hereby appoints Michael O. Alexander, Harry C. Stonecipher and Joab L. Thomas the proxies of the undersigned (each with power to act alone and with power of substitution and with discretionary authority to cumulate on the vote for the election of Directors) to represent and to vote at the Annual Meeting of Stockholders of Lukens Inc. to be held at the Administrative Resources Center, Modena Road, South Coatesville, Pennsylvania, on April 27, 1994, at 1:30 P.M., EDT, or at any adjournment thereof, the shares of stock of the Company which the undersigned would be entitled to vote if then personally present, as indicated hereon, and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. MANAGEMENT RECOMMENDS A VOTE FOR THE DIRECTORS NOMINATED.

  The shares represented hereby will be voted in accordance with the specifications made on the reverse side or, IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED.

                (PLEASE FILL IN, SIGN AND DATE ON REVERSE SIDE)

                                                                          (OVER)

[X] PLEASE MARK YOUR VOTES
 AS IN THIS EXAMPLE.


                                           NOMINEES: T. KEVIN
                                           DUNNIGAN, RONALD M.
1. Election of        FOR  WITHHELD        GROSS, W. PAUL TIPPETT
   Directors          [_]    [_]           AND R. W. VAN SANT

                                           To cumulate votes for any
                                           nominee(s), write the
For, except vote                           name(s) and the amount
withheld from the                          allocated to such
following                                  person(s) in the space
nominee(s):                                provided below:



- ------------------                         --------------------------



                                               SIGNATURE(S) ___________________

                                               DATE ___________________________
                                               NOTE: PLEASE SIGN EXACTLY AS
                                               NAME APPEARS HEREON. JOINT
                                               OWNERS SHOULD EACH SIGN. WHEN
                                               SIGNING AS CORPORATE OFFICER,
                                               ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE FULL
                                               TITLE AS SUCH.